Exhibit 1.1
EXECUTION VERSION
Citigroup Capital XIII
7.875% Fixed Rate/Floating Rate Trust Preferred Securities (TruPS®)
UNDERWRITING AGREEMENT

September 30, 2010

To:	Banc of America Securities LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC,
as Representatives of the several Underwriters named in Schedule III hereto

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
     Citigroup Capital XIII (the “Trust”), a statutory trust organized under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. §3801 et seq.) has issued to the United States Department of the Treasury (“Treasury”) 89,840,000 7.875% Fixed Rate/Floating Rate Trust Preferred Securities (TruPS®) with an aggregate liquidation amount equal to $2,246,000,000 (the “Capital Securities”). Treasury (the “Selling Securityholder”) proposes, upon the terms and conditions set forth herein, to sell the Capital Securities to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives.
     The Capital Securities were issued pursuant to the terms of an amended and restated declaration of trust, dated as of September 29, 2010 (the “Declaration”), among Citigroup Inc., a Delaware corporation (the “Company”), as sponsor, the trustees named therein (the “Citigroup Capital Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act. Pursuant to the Declaration, the number of Citigroup Capital Trustees is initially five. Three of the Citigroup Capital Trustees (the “Regular Trustees”) are persons who are employees or officers of the Company. The fourth Citigroup Capital Trustee is a financial institution unaffiliated with the Company that serves as property trustee under the Declaration and as indenture trustee with respect to the Capital Securities for purposes of the Trust Indenture Act (the “Institutional Trustee”). The fifth Citigroup Capital Trustee is a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of the Delaware Act (the “Delaware Trustee”). Initially, The Bank of New York Mellon, a New York banking association (“BNYM”), is the Institutional Trustee and BNY Mellon Trust of Delaware, a banking association with its principal place of business in the State of Delaware, is the Delaware Trustee. The Capital Securities are guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the “Guarantee”) pursuant to the Capital Securities Guarantee Agreement dated as of September 29, 2010 (the “Guarantee Agreement”) between the Company and BNYM, as Trustee (the “Guarantee Trustee”).
     The assets of the Trust consist of $2,246,025,000 aggregate principal amount of 7.875% Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due October 30, 2040 (the “Subordinated Debentures”) of the Company which have been issued under an indenture, dated as of July 23, 2004 (as supplemented, the “Indenture”), between the Company and BNYM, as successor trustee (the “Indenture Trustee”). Under certain circumstances, the Subordinated Debentures are distributable to the holders of undivided beneficial interests in the assets of the Trust. The Capital Securities, the Guarantee and the Subordinated Debentures are referred to herein as the “Securities.”
     The Company and the Trust have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-157459 and 333-157459-01, respectively), including a related form of prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be offered and sold from time to time. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), together with any amendments or supplements thereto as of its most recent effective date is hereinafter referred to as the “Registration Statement.” “Preliminary Prospectus” means any preliminary prospectus relating to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act prior to filing of the Final Prospectus (as defined below). “Final Prospectus” means the final prospectus, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Representatives in accordance with Section 5(b). As used herein, the terms “Registration Statement,” “Preliminary Prospectus” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

     The Selling Securityholder and the Company wish to confirm as follows their agreement with you and the other several Underwriters listed on Schedule III on whose behalf you are acting, in connection with the several purchases of the Capital Securities by the Underwriters. To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     1. Representations and Warranties.
     (a) The Company and the Trust jointly and severally represent and warrant to and agree with each Underwriter that:
     (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement for the offering and sale of the Securities, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (ii) (A) (1) At the respective times the Registration Statement and each amendment thereto became effective, (2) at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (3) as of the time the Capital Securities are sold pursuant to this Agreement (the “Time of Sale”) and (4) at the Settlement Date (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations under the Securities Act and under the Trust Indenture Act; (B) the Preliminary Prospectus complied, at the time it was filed with the Commission and as of the Time of Sale, in all material respects with the Securities Act and the rules and regulations under the Securities Act; (C) the Final Prospectus will comply, as of the date that such document is filed with the Commission and as of the Settlement Date, in all material respects with the Securities Act and the rules and regulations under the Securities Act; and (D) the Indenture and the Declaration did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations under the Trust Indenture

Act; (E) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (iii) (A) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Time of Sale, the Preliminary Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of its date, the Final Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at the Settlement Date, the Final Prospectus (as amended and supplemented at such Settlement Date) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Citigroup Capital Trustees or (2) any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use in the Final Prospectus or in the General Disclosure Package.
     (iv) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date, did not include any material information that conflicted, conflicts or will conflict with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Representatives in accordance with Section 5(b), the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus.
     (v) (A)(1) At the time of filing of the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B)(1) at the time of filing of the Registration Statement, (2) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Capital Securities and (3) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
     (vi) The execution and delivery of, and the performance by each of the Company and the Trust of its respective obligations under this Agreement have been duly and validly authorized by the Company and the Trust, respectively, and this Agreement has been duly executed and delivered by both the Company and the Trust.
     (vii) The Capital Securities have been duly and validly authorized by the Declaration and are validly issued, (subject to Sections 9.8 and 3.10(a)(vi) of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, are entitled to the benefits of the Declaration and conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware.
     (viii) The Declaration has been duly and validly authorized by the Company and has been duly executed and delivered by the Company and the Regular Trustees, and is a valid and legally binding obligation of the Company and the Regular Trustees, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Declaration has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.
     (ix) The Guarantee has been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Guarantee has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.
     (x) The Indenture has been duly and validly authorized by the Company, has been duly executed and delivered by the Company and the Indenture Trustee, and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.
     (xi) The Subordinated Debentures have been duly and validly authorized, executed and delivered by the Company, are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), are in the form contemplated by, and entitled to the benefits of, the Indenture and conform in all material respects to the description thereof in the Registration

Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.
     (xii) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the General Disclosure Package and Final Prospectus, and any amendment or supplement thereto, and to enter into and perform its obligations under this Agreement, the Capital Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the General Disclosure Package or Final Prospectus, and any amendment or supplement thereto; the Trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.
     (xiii) Neither the Trust nor the Company is now, nor after giving effect to the transactions contemplated hereby will be, and neither the Trust nor the Company is controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (xiv) The Regular Trustees of the Trust are officers of the Company and have been duly authorized by the Company to execute and deliver the Declaration.
     (xv) Application has been made to list the Capital Securities on the New York Stock Exchange.
     (xvi) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the consolidated condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, including the Trust, taken as a whole, from that set forth in the General Disclosure Package.
     (xvii) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Final Prospectus and the General Disclosure Package, (A) the Company and its subsidiaries taken as a whole have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (B) the Company has not purchased more than 2% of its outstanding common stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Final Prospectus and the General Disclosure Package, respectively.
     (xviii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any affiliate, director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates (other than, if applicable, the Selling Stockholder), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates (other than, if applicable, the Selling Stockholder) have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (xix) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xx) (A) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate (other than, if applicable, the Selling Stockholder) or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor
     (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(B) The Entity represents and covenants that, except as detailed in Schedule II, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (b) The Selling Securityholder represents and warrants to and agrees with each Underwriter:
     (i) The Selling Securityholder now has and at the Settlement Date will have good and marketable title to the Capital Securities to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Capital Securities; and upon the delivery of, against payment for, the Capital Securities pursuant to this Agreement, and assuming a purchaser or the Underwriters, as applicable, does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such purchaser or the Underwriters, as applicable, will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.
     (ii) The Selling Securityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Securityholder.
     (iii) No consent, approval or waiver is required under any instrument or agreement to which the Selling Securityholder is a party or by which the Selling Securityholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Capital Securities which may be sold by the Selling Securityholder under this Agreement or the consummation by the Selling Securityholder of any of the other transactions contemplated hereby.
     2. Agreements to Sell and Purchase.
     (a) The Selling Securityholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company, the Trust and the Selling Securityholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Securityholder, at a purchase price of $25 per Capital Security, the number of Capital Securities set forth opposite the name of such Underwriter in Schedule III hereto.
     (b) The Company agrees that it shall pay on the Settlement Date (as defined herein) (i) $2,947,875 to the Selling Securityholder representing accumulated and unpaid distributions on the Capital Securities from and including September 29, 2010 to but excluding the Settlement Date and (ii) $55,655,250 to the Underwriters as compensation (“Underwriters’ Compensation”) for their services performed herein representing $0.7875 per Capital Security, except that with respect to sales made by the Underwriters to certain institutional purchasers (the “Institutional Purchasers”), the Underwriting Compensation is $0.500 per Capital Security. The Underwriters confirm to the Company that for this purpose, the number of Capital Securities sold to Institutional Purchasers is 52,500,000.
     (c) At the Time of Sale and the Settlement Date, the Company, the Trust and the Selling Securityholder shall be deemed to have affirmed each of its representations and warranties contained in this Agreement. Any obligation of an Underwriter to purchase the Capital Securities from the Selling Securityholder shall be subject to the accuracy of the representations and warranties of the Company, the Trust and the Selling Securityholder herein as of the Time of Sale and the Settlement Date, to the performance by the Company, the Trust and the Selling Securityholder of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.
     3. Payment, Delivery and Other Obligations.
     (a) Delivery to the Underwriters of, and payment for, the Capital Securities shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:30 A.M., New York City time, on October 5, 2010 (the “Settlement Date”). The place of closing for the Capital Securities and the Settlement

Date may be varied by agreement among the Representatives, the Company and the Selling Securityholder.
     (b) Delivery of the Capital Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the gross purchase price thereof to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to an account specified by the Selling Securityholder. Delivery of the Capital Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     (c) It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Selling Securityholder on behalf of any other Underwriter for Capital Securities to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.
     (d) The Company shall pay to the Representatives on the Settlement Date for the accounts of the Underwriters any fee, commission or other compensation specified herein. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representatives.
     4. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters are subject to the following conditions:
     (a) The Representatives shall have received on the Settlement Date a certificate of the Company and the Trust, dated such date and signed, in the case of the Company, by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and, in the case of the Trust, signed by one of the Regular Trustees, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Final Prospectus and this Agreement and that (i) the representations and warranties of each of the Company and the Trust in this Agreement are true and correct on and as of the Settlement Date with the same effect as if made on such date and each of the Company and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Settlement Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and Final Prospectus, there has been no material adverse change on the consolidated condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, including the Trust, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.
     (b) The Representatives shall have received on the Settlement Date, an opinion of Michael J. Tarpley, Associate General Counsel—Capital Markets of the Company, dated such date and addressed to the Representatives, with respect to the sale of the Capital Securities, the Indenture, the Subordinated Debentures, the Declaration, the Registration Statement, the Final Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require.
     (c) The Representatives shall have received on the Settlement Date, such opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated such date and addressed to the Representatives, with respect to the sale of the Capital Securities, the Subordinated Debentures, the Indenture, the Declaration, the Registration Statement, the Final Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Representatives shall have received on the Settlement Date, such opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated such date and addressed to the Representatives, with respect to the issuance and sale of the Capital Securities, the Indenture, the Subordinated Debentures, the Declaration, the Registration Statement, the General Disclosure Package, the Final Prospectus and other related matters as the Representatives may reasonably require. Insofar as such opinion(s) involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.
     (e) The Representatives shall have received on the Settlement Date, such opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated such date and addressed to the Representatives, with respect to certain United States federal income tax matters related to the Trust and the Subordinated Debentures and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Representatives shall have received on the Settlement Date, such opinion of Emmet, Marvin & Martin, LLP, counsel to BNYM, dated such date and addressed to the Representatives, with respect to with respect to the Institutional Trustee, the issuance and sale of the Capital Securities and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Representatives shall have received on the Settlement Date, such opinion of Richards, Layton & Finger, counsel to BNY Mellon Trust of Delaware, dated such date and addressed to the Representatives, with respect to the Delaware Trustee, the issuance and sale of the Capital Securities and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) The Representatives shall have received as of the Time of Sale and at the Settlement Date, customary “comfort letters” from KPMG LLP that are satisfactory in content and form to the Representatives.
     (i) All filings with the Commission required by Rule 424 under the Securities Act and relating to the Capital Securities to have been filed by the Settlement Date and shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act and relating to the Capital Securities shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (j) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 4 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, including the Trust, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Capital Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.
     (k) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Capital Securities or any of the Company’s senior or subordinated debt securities by any nationally recognized statistical rating organization or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) The Capital Securities shall have been registered under the Exchange Act.
     (m) The Company shall have made application to list the Capital Securities on the New York Stock Exchange.
     (n) Prior to the Settlement Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement with respect to the sale of the Capital Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Settlement Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Securityholder in writing or by telephone or facsimile confirmed in writing.
     5. Covenants of the Company and the Trust. The Company and the Trust jointly and severally covenants with the several Underwriters as follows:
     (a) Before amending or supplementing the Registration Statement or the Final Prospectus, to furnish to the Representatives and the Selling Securityholder a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives or the Selling Securityholder reasonably object (other than any prospectus or prospectus supplement relating to the offering of Shelf Securities other than the Capital Securities). To furnish to the Representatives and the Selling Securityholder a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects. Not to take any action that would result in the Underwriters, the Selling Securityholder or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters or the Selling Securityholder that the Underwriters or the Selling Securityholder otherwise would not have been required to file thereunder.
     (b) To prepare and file a final term sheet, containing solely a description of the final terms of the Capital Securities and the offering thereof, in a form acceptable to the Representatives and the Selling Securityholder (the “Final Term Sheet”) and to file the Final Term Sheet and any other Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and to provide copies of the Final Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Representatives and the Selling Securityholder via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Representatives or the Selling Securityholder and, at any Representative’s request, to also furnish copies of the Final Prospectus to the New York Stock Exchange, as may be required by the rules or regulations of such exchange.
     (c) Prior to the termination of the offering of the Capital Securities, to promptly advise the Representatives and the Selling Securityholder (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Capital Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (d) If, at any time prior to the filing of the Final Prospectus with respect to the General Disclosure Package, or at any time when a prospectus relating to the Capital Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) with respect to the Final Prospectus, any event occurs as a result of which the Final Prospectus or the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Selling Securityholder and the Representatives so that any use of the Final Prospectus or the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Final Prospectus or the General Disclosure Package, subject to Section 5(a) above, to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives and the Selling Securityholder in such quantities as the Representatives or the Selling Securityholder may reasonably request.
     (e) To arrange, if necessary, for the qualification of the Capital Securities for sale under the laws of such jurisdictions within the United States as the Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Capital Securities and will pay any fee of the Financial Industry Regulatory Authority (“FINRA”), if any, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Capital Securities, in any jurisdiction where it is not now so subject.
     (f) As soon as practicable, to make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Capital Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Capital Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representatives and the Selling Securityholder, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Capital Securities under state securities laws and all expenses in connection with the qualification of the Capital Securities for offer and sale under state securities laws as provided in Section 5(e) above, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees in connection with the offering contemplated by this Agreement, including, without limitation, FINRA filing fees, if any, (iv) all costs and expenses incident to listing the Capital Securities on the New York Stock Exchange, (v) the costs and charges of any transfer agent, registrar or depositary, and (vi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this Section 5. It is understood, however, that except as provided in this Section 5 and Section 8, the Underwriters will pay all of their costs and expenses, including any advertising expenses connected with any offers the Underwriters may make.
     (h) During the period beginning on the date hereof and ending on the Settlement Date, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any securities of the Company that are substantially similar to the Capital Securities, except for (i) the registration of the Capital Securities and the sales through or to the Underwriters pursuant to this Agreement or with the consent of the Representatives and (ii) transactions with the FDIC relating to the capital securities of Citigroup Capital XXXIII held by it.
     (i) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.
     (j) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the Capital Securities, except that no agreement is made as to the activities of any Underwriter.
     6. Covenants of the Selling Securityholder. The Selling Securityholder covenants and agrees with the several Underwriters and the Company that it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Representatives and the Company.
     7. Covenants of the Underwriters. Each Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     8. Indemnity and Contribution. (a) Each of the Trust and the Company jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such

Underwriter furnished to the Company in writing by or on behalf of such Underwriter by the Representatives expressly for use therein.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Trust, the Company’s directors, the Company’s officers and the Regular Trustees who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Trust to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter by the Representatives expressly for use in the Registration Statement, the Final Prospectus, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by such Underwriter, in the case of a party indemnified pursuant to Section 8(a), and by the Company, in the case of a party indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and such Underwriter, on the other hand, from the offering of the Capital Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company and the Trust, on the one hand, and of the relevant Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust, on the one hand, and such Underwriter, on the other hand, in connection with the offering of the Capital Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Capital Securities (before deducting expenses) received by the Selling Securityholder bear to the total commissions received by such Underwriter. The relative fault of the Company and the Trust, on the one hand, and such Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities sold by it were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Trust contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling such Underwriter or any affiliate of such Underwriter or by or on behalf of the Company or the Trust, the Company’s officers or directors or any person controlling the Company or the Trust and (iii) acceptance of and payment for any of the Capital Securities.
     (g) The provisions of this Section 8 shall not be deemed to supersede or otherwise affect provisions of Section 4.6(g) of the Exchange Agreement dated June 9, 2009 between the Company and the Selling Securityholder with respect to the rights (including the rights of their respective agents) and obligations of each of them to the other pursuant thereto.
     9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     10. Termination. (a) This Agreement shall remain in full force and effect until the earliest to occur of the following: (i) this Agreement is terminated pursuant to Section 10(c) below, (ii) such time as all Capital Securities have been sold pursuant to the terms of this Agreement, or (iii) this Agreement is otherwise terminated by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (a) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.
     (b) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the relevant parties.
     (c) The Representatives may terminate this Agreement by notice given to the Company and the Selling Securityholder, if on or after the date hereof and prior to the Settlement Date:

(A) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (B) trading of the common stock of the Company shall have been suspended on the New York Stock Exchange, (C) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment after consultation with the Company, is material and adverse and which, singly or together with any other event specified in this Section 10(c), makes it, in the Representatives’ judgment after consultation with the Company, impracticable or inadvisable to proceed with the offer, sale or delivery of the Capital Securities on the terms and in the manner contemplated in the Final Prospectus.
If this Agreement is terminated pursuant this Section 10(c), then each of the Underwriters and the Selling Securityholder shall be released from any of its obligations under Section 3 with respect to the Capital Securities. The Company shall hold the Underwriters and the Selling Securityholder harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any purchase pursuant to this Section 10(c).
     11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Capital Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Capital Securities set forth opposite their names in Schedule III hereto bears to the aggregate principal amount of Capital Securities set forth opposite the names of all the remaining Underwriters) the Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Capital Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Capital Securities, and if such nondefaulting Underwriters do not purchase all the Capital Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company or the Trust. In the event of a default by any Underwriter as set forth in this Section 11, the Settlement Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Selling Shareholder, the Company, the Trust or any nondefaulting Underwriter for damages occasioned by its default hereunder.
     12. Entire Agreement. (a) This Agreement, including the schedules attached hereto, represents the entire agreement among the Company, the Trust and the Underwriters with respect to the preparation of any Registration Statement, the Preliminary Prospectus or the Final Prospectus, the conduct of the offering and the sale and distribution of the Capital Securities.
     (b) Each of the Company and the Trust acknowledges that in connection with the offering of the Capital Securities: (i) each Underwriter has acted and will act at arm’s length and owes no fiduciary duties to the Company or the Trust, (ii) each Underwriter owes the Company and the Trust only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Underwriter may have interests that differ from those of the Company and the Trust. Each of the Company and the Trust waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Capital Securities.
     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided that all rights and obligations of the Selling Securityholder under this Agreement shall be governed by and construed in accordance with the federal law of the United States of America.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives shall be delivered, mailed, telefaxed or sent to Banc of America Securities LLC, One Bryant Park, New York, NY 10036, facsimile number: (212) 901-7881 (Attn: High Grade Debt Capital Markets Transaction Management/Legal), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10017, facsimile number: (212) 834-6081 (Attn: Investment Grade Syndicate Desk), Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, NY, 10036, facsimile number: (212) 507-8999 (Attn: Investment Banking Division); UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, facsimile number: (203) 719-0495 (Attn: Fixed Income Syndicate), Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, NC 28288 (Attn: Transaction Management), with a copy to

Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, facsimile number: (212) 225-3999 (Attn: Jeffrey D. Karpf); if to the Selling Securityholder shall be delivered, mailed, telefaxed or sent to United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, with a copy to Chief Counsel, Office of Financial Stability, OFSChiefCounselNotice@do.treas.gov, facsimile number: 202-927-9219, a copy to CPP Management, CPPManagement@do.treas.gov and a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, facsimile number: (212) 455-2502 (Attn: Andrew R. Keller); and if to the Company or the Trust shall be delivered, mailed, telefaxed or sent to Citigroup Inc.—Treasury Department, 153 E. 53rd Street, 6th Floor, New York, NY 10043, facsimile number: (212) 793-5629, with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, NY 11120 (Attn: Associate General Counsel—Capital Markets), facsimile number: (718) 248-2705.
     17. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
[Signature page follows]

Very truly yours, CITIGROUP INC.
By:	/s/ Jeffrey R. Walsh
	Name:	Jeffrey R. Walsh
	Title:	Chief Accounting Officer

CITIGROUP CAPITAL XIII
By:	/s/ Charles E. Wainhouse
	Name:	Charles E. Wainhouse
As Regular Trustee

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Herbert M. Allison, Jr.
	Name:	Herbert M. Allison, Jr.
	Title:	Assistant Secretary for Financial Stability

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule III hereto.

BANC OF AMERICA SECURITIES LLC
By:	/s/ Caspar Bentinck
	Name:	Caspar Bentinck
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

UBS SECURITIES LLC
By:	/s/ Demetrios Tsapralls
	Name:	Demetrios Tsapralls
	Title:	Director — Debt Capital Markets

By:	/s/ Anna Kawa
	Name:	Anna Kawa
	Title:	Associate Director — UBS Securities LLC

WELLS FARGO SECURITIES, LLC
By:	/s/ Mark A. Boltz
	Name:	Mark A. Boltz
	Title:	Director

SCHEDULE I
Permitted Free Writing Prospectuses
1. Final Term Sheet

SCHEDULE II
Transactions Subject to Sanctions
None.

SCHEDULE III
CITIGROUP CAPITAL XIII
7.875% Fixed Rate/Floating Rate Trust Preferred Securities (TruPS®)

Number of Capital
Underwriters	Securities
Banc of America Securities LLC	13,341,240
J.P. Morgan Securities LLC	13,341,240
Morgan Stanley & Co. Incorporated	13,745,520
UBS Securities LLC	13,341,240
Wells Fargo Securities, LLC	13,341,240
Barclays Capital Inc.	1,796,800
Commerz Markets LLC	1,796,800
Credit Suisse Securities (USA) LLC	1,796,800
Deutsche Bank Securities Inc.	1,796,800
Goldman, Sachs & Co.	1,796,800
HSBC Securities (USA) Inc.	1,796,800
KKR Capital Markets LLC	1,796,800
Lloyds TSB Bank plc*	1,796,800
SunTrust Robinson Humphrey, Inc.	1,796,800
BBVA Securities Inc.	224,600
BNP Paribas Securities Corp.	224,600
Calyon Securities (USA) Inc.	224,600
D.A. Davidson & Co.	224,600
Davenport & Company LLC	224,600
Fidelity Capital Markets, a division of National Finance Services LLC	224,600
ING Financial Markets LLC	224,600
Janney Montgomery Scott LLC	224,600
Keefe, Bruyette & Woods, Inc.	224,600
KeyBanc Capital Markets Inc.	224,600
Morgan Keegan & Company, Inc.	224,600
Oppenheimer & Co. Inc.	224,600
Pershing LLC	224,600
RBC Capital Markets Corporation	224,600
RBS Securities Inc.	224,600
Robert W. Baird & Co. Incorporated	224,600
Sandler O’Neill & Partners, L.P.	224,600
Santander Investment Securities Inc .	224,600
SG Americas Securities, LLC	224,600
TD Securities (USA) LLC	224,600
UniCredit Capital Markets, Inc.	224,600

Number of Capital
Underwriters	Securities
William Blair & Co., L.L.C	224,600
Aladdin Capital LLC	89,840
ANZ Securities, Inc.	89,840
Blaylock Robert Van, LLC	89,840
Cabrera Capital Markets, LLC	89,840
CastleOak Securities, L.P.	89,840
Commonwealth Bank of Australia	89,840
Guzman & Company	89,840
Jackson Securities, LLC	89,840
Lebenthal & Co. LLC	89,840
Loop Capital Markets LLC	89,840
M.R. Beal & Company	89,840
Macquarie Capital (USA) Inc.	89,840
MFR Securities, Inc.	89,840
Muriel Siebert & Co., Inc.	89,840
nab Securities, LLC	89,840
Samuel A. Ramirez & Co., Inc.	89,840
The Williams Capital Group, L.P.	89,840
Toussaint Capital Partners, LLC	89,840
TOTAL	89,840,000

*	Lloyds TSB Bank plc is not a U.S. registered broker-dealer and, therefore, to the extent that they intend to effect any sales of the Capital Securities in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.